UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006
WHITEHALL JEWELLERS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15615 (Commission File Number)	36-1433610 (IRS Employer Identification No.)

155 North Wacker Drive, Suite 500, Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 312-782-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 24, 2006, Whitehall Jewellers, Inc. (the “Company”) issued a press release announcing that the Company has received a binding proposal from Newcastle Partners, L.P. (“Newcastle”) regarding the terms of Newcastle’s proposed acquisition of the Company’s capital stock for $1.50 per share in cash, including the terms of a tender offer and merger agreement and related binding agreements pursuant to which Newcastle would fund and be obligated to hold separate the approximately $150 million required in the event it is selected to purchase all of the Company’s shares and to pay off the Company’s senior credit facility, refinance the bridge loan from Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. (collectively, “Prentice”) and pay related fees and penalties.
     In this press release, the Company also announced that it’s Board of Directors has determined after consultation with the Company’s financial and legal advisors in accordance with the securities purchase agreement that the Newcastle transaction constitutes a “Superior Proposal” under the Prentice securities purchase agreement, which is defined under such agreement as a transaction that is both more favorable than the Prentice transaction from a financial point of view to the Company, its stockholders and creditors, taken as a whole, and is also reasonably capable of being consummated. Based upon this determination, the Board of Directors hereby withdraws its previous support and recommendation of the Prentice transaction.
     Under the Prentice agreement, Prentice will have the opportunity for ten business days to counter-offer with a revised proposal. There can be no assurance as to when, or whether, Prentice would present any such counter-offer to the Board. If Prentice makes such a counter-offer, under the terms of the current Prentice agreement the Board will then consider both proposals and at that time again determine whether the Newcastle proposal is superior. Among other instances, each of the Company and Prentice has the right to terminate the current Prentice agreement if the closing has not occurred by January 31, 2006.
     In addition, the Company also announced that the special meeting of the Company’s stockholders that was to be held on January 25, 2006, in connection with the Prentice transaction is hereby postponed until February 6, 2006 at 10:00 am CST, at a location in Chicago to be determined.
     A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01. Exhibits.
(d) Exhibits.
     The following exhibit is furnished herewith as noted below.

Exhibit No.	Exhibit
99.1	Press Release of the Company, dated January 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELLERS, INC. (Registrant)
By:	/s/ John R. Desjardins
John R. Desjardins
Executive Vice President and Chief Financial Officer

Date: January 24, 2006